UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

Effective February 17, 2016, the Board of Directors (the “Board”) of Liquidmetal Technologies, Inc. (the “Company”) made annual option grants under the Company’s 2015 Equity Incentive Plan to certain executive officers and to the Company’s five (5) non-employee directors. Options were granted to Thomas Steipp, the Company’s President and Chief Executive Officer, to purchase 4,300,000 shares of Company common stock. Options were granted to Tony Chung, the Company’s Chief Financial Officer, to purchase 1,500,000 shares of Company common stock. Options were granted to Bruce Bromage, the Company’s Executive Vice President of Business Development and Operations, to purchase 1,500,000 shares of common stock. Lastly, options were granted to each of the Company’s five non-employee directors to purchase 400,000 shares of common stock each.

All of the foregoing option grants have an exercise price of $0.07 per share and will expire 10 years from the date of grant unless they terminate earlier upon a termination of service. The shares covered by the Option will vest 20% on the first year anniversary date from the date of grant. Thereafter, the shares covered by the Option will vest monthly over 4 years with the Option being 100% vested on the fifth anniversary of the date of grant.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC. By: /s/ Tony Chung Tony Chung Chief Financial Officer

Date: February 23, 2016